ISSUER FREE WRITING PROSPECTUS NO. 1473BF Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated March 14, 2012 Deutsche Bank AG Airbag Yield Optimization Notes

$• Deutsche Bank AG Notes linked to the common stock of Joy Global Inc. due on or about September 21, 2012

$• Deutsche Bank AG Notes linked to the common stock of Apple Inc. due on or about September 21, 2012

$• Deutsche Bank AG Notes linked to the common stock of Cree, Inc. due on or about September 21, 2012

$• Deutsche Bank AG Notes linked to the common stock of Gilead Sciences, Inc. due on or about September 21, 2012

$• Deutsche Bank AG Notes linked to the common stock of Advanced Micro Devices, Inc. due on or about September 21, 2012

$• Deutsche Bank AG Notes linked to the common stock of Whole Foods Market, Inc. due on or about September 21, 2012

Investment Description

Airbag Yield Optimization Notes (the “Notes”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock of a specific company described herein (each, a “Reference Underlying”). Each Note will have a face amount (the “Face Amount”) equal to $1,000. On a monthly basis, Deutsche Bank AG will pay you a coupon (a “Coupon Payment”) regardless of the performance of the Reference Underlying. At maturity, Deutsche Bank AG will either pay you the Face Amount per Note or, if the Closing Price of the Reference Underlying on the Final Valuation Date is below the specified Conversion Price, Deutsche Bank AG will deliver to you a number of shares of the applicable Reference Underlying per Note equal to the Face Amount per Note divided by the Conversion Price (the “Share Delivery Amount”), which will have a value of less than the Face Amount per Note. Investing in the Notes involves significant risks. You may lose some or all of your initial investment. In exchange for receiving the Coupon Payments on the Notes, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth less than your initial investment and the credit risk of the Issuer for all payments under the Notes. Generally, the higher the Coupon Rate on a Note, the greater the risk of loss on that Note. The contingent repayment of your initial investment applies only if you hold the Notes until maturity. Any payment on the Notes, including any repayment of your initial investment, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

Features

❑

Income: Regardless of the performance of the Reference Underlying, Deutsche Bank AG will pay you a monthly coupon. In exchange for receiving the Coupon Payments, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth less than your initial investment and the credit risk of the Issuer for all payments under the Notes.

❑

Downside Exposure with Contingent Repayment of Your Initial investment at Maturity: If the Closing Price of the Reference Underlying on the Final Valuation Date is not below the specified Conversion Price, Deutsche Bank AG will pay you the Face Amount per Note at maturity, and you will not participate in any appreciation or decline in the value of the applicable Reference Underlying. If the Closing Price of the Reference Underlying on the Final Valuation Date is below the Conversion Price, Deutsche Bank AG will deliver to you a number of shares of the applicable Reference Underlying equal to the Share Delivery Amount per Note at maturity, which is expected to be worth less than your initial investment and may have no value at all. The contingent repayment of your initial investment only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

Key Dates1

Trade Date	March 16, 2012

Settlement Date	March 21, 2012

Final Valuation Date[2]	September 17, 2012

Maturity Date[2,3]	September 21, 2012

[1]	Expected.
[2]	See page 3 for additional details.
[3]	184 days from the Settlement Date.

NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL INITIAL INVESTMENT IN THE NOTES AT MATURITY, AND THE NOTES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE REFERENCE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES. THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offerings

We are offering six separate Airbag Yield Optimization Notes (each, a “Note”). Each Note is linked to the common stock of a different company, and each may have a different Coupon Rate, Initial Price and Conversion Price. The Coupon Rate, Initial Price and Conversion Price for each Note will be determined on the Trade Date. The performance of each Note will not depend on the performance of any other Note. The Notes will be issued in minimum denominations equal to $1,000 and integral multiples of $1,000.

Reference Underlyings	Ticker	Relevant Exchange	Coupon Rate Per Annum	Coupon Payable Over the Term of the Notes	Initial Price of a Share of the Reference Underlying	Conversion Price	CUSIP/ISIN
Common stock of Joy Global Inc.	JOY	New York Stock Exchange	6.20%-8.20% per annum	3.10%-4.10%		80% of the Initial Price	25154V 631/ US25154V6314
Common stock of Apple Inc.	AAPL	NASDAQ Global Select Market	5.50%-7.50% per annum	2.75%-3.75%		90% of the Initial Price	25154V 656/ US25154V6561
Common stock of Cree, Inc.	CREE	NASDAQ Global Select Market	8.30%-10.80% per annum	4.15%-5.40%		70% of the Initial Price	25154V 649/ US25154V6496
Common stock of Gilead Sciences, Inc.	GILD	NASDAQ Global Select Market	5.85%-7.85% per annum	2.925%-3.925%		85% of the Initial Price	25154V 664/ US25154V6645
Common stock of Advanced Micro Devices, Inc.	AMD	New York Stock Exchange	6.75%-9.25% per annum	3.375%-4.625%		80% of the Initial Price	25154V 672/ US25154V6728
Common stock of Whole Foods Market, Inc.	WFM	NASDAQ Global Select Market	6.60%-8.60% per annum	3.30%-4.30%		90% of the Initial Price	25154V 680/ US25154V6801

See “Additional Terms Specific to the Notes” in this free writing prospectus. The Notes will have the terms specified in product supplement BF dated March 9, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part, the prospectus dated September 29, 2009 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BF. Any representation to the contrary is a criminal offense. The Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Notes	Total	Per Note	Total	Per Note	Total	Per Note
Notes Linked to the common stock of Joy Global Inc.		$$1,000.00		$$10.00		$$990.00
Notes Linked to the common stock of Apple Inc.		$$1,000.00		$$10.00		$$990.00
Notes Linked to the common stock of Cree, Inc.		$$1,000.00		$$10.00		$$990.00
Notes Linked to the common stock of Gilead Sciences, Inc.		$$1,000.00		$$10.00		$$990.00
Notes Linked to the common stock of Advanced Micro Devices, Inc.		$$1,000.00		$$10.00		$$990.00
Notes Linked to the common stock of Whole Foods Market, Inc.		$$1,000.00		$$10.00		$$990.00
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Notes

You should read this free writing prospectus, together with the product supplement BF dated March 9, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part and the prospectus dated September 29, 2009. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BF dated March 9, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512105912/d315754d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Notes offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Notes prior to their issuance. We will notify you in the event of any changes to the terms of the Notes, and you will be asked to accept such changes in connection with your purchase of the Notes. You may also choose to reject such changes, in which case we may reject your offer to purchase Notes.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Notes” refers to the Airbag Yield Optimization Notes that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

All references to “Conversion Price,” “Share Adjustment Factor,” “Final Price,” “Initial Price” and “Closing Price” in this free writing prospectus shall be deemed to refer to “Conversion Level,” “Adjustment Factor,” “Final Level,” “Initial Level,” and “Closing Level,” respectively, as used in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review “Key Risks” on page 5 of this free writing prospectus and “Risk Factors” on page 8 of the accompanying product supplement.

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have the full downside market risk of an investment in the Reference Underlying.

♦

You believe the Final Price of the Reference Underlying is not likely to be below the Conversion Price and, if it is, you can tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You understand and accept that you will not participate in any appreciation in the price of the Reference Underlying and that your return at maturity is limited to the Coupon Payments.

♦	You are willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦

You are willing to invest in the Notes if the Coupon Rate is set equal to the bottom of the applicable range, as set forth on the cover of this free writing prospectus (the actual Coupon Rate per annum will be determined on the Trade Date).

♦	You are willing and able to hold the Notes to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the Notes.

♦

You are willing to accept the credit risk associated with Deutsche Bank AG, as Issuer of the Notes, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you, including any repayment of your initial investment at maturity.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of your initial investment at maturity.

♦	You are not willing to make an investment that may have the full downside market risk of an investment in the Reference Underlying.

♦	You believe the Final Price of the Reference Underlying is likely to be below the Conversion Price, which could result in a total loss of your initial investment.

♦	You cannot tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You seek an investment that participates in the full appreciation in the price of the Reference Underlying or that has unlimited return potential.

♦	You are not willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦

You are not willing to invest in the Notes if the Coupon Rate is set equal to the bottom of the applicable range, as set forth on the cover of this free writing prospectus (the actual Coupon Rate per annum will be determined on the Trade Date).

♦	You are unable or unwilling to hold the Notes to maturity, a term of approximately 6 months, and seek an investment for which there will be an active secondary market.

♦

You are not willing or are unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Notes for all payments on the Notes, including any repayment of your initial investment at maturity.

Indicative Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	100% of the Face Amount per Note

Face Amount per Note	$1,000 per Note

Term	6 months

Trade Date[1]	March 16, 2012

Settlement Date[1]	March 21, 2012

Final Valuation Date[1,2]	September 17, 2012

Maturity Date[1,3]	September 21, 2012

Reference Underlyings

Common stock of Joy Global Inc. (Ticker: JOY)

Common stock of Apple Inc. (Ticker: AAPL)

Common stock of Cree, Inc. (Ticker: CREE)

Common stock of Gilead Sciences, Inc. (Ticker: GILD)

Common stock of Advanced Micro Devices, Inc. (Ticker: AMD)

Common stock of Whole Foods Market, Inc. (Ticker: WFM)

Coupon Payments

Coupons paid monthly in arrears on an unadjusted basis on the Coupon Payment Dates in six equal installments based on the Coupon Rate per annum (as set forth below), regardless of the performance of the relevant Reference Underlying.

	Reference Underlying:	Coupon Rate per annum*:
	Joy Global Inc.	6.20%-8.20% per annum

	Apple Inc.	5.50%-7.50% per annum

	Cree, Inc.	8.30%-10.80% per annum

	Gilead Sciences, Inc.	5.85%-7.85% per annum

	Advanced Micro Devices, Inc.	6.75%-9.25% per annum

	Whole Foods Market, Inc.	6.60%-8.60% per annum
* The actual Coupon Rate per annum for each Note will be set on the Trade Date

Coupon Payment Dates[1]	Coupons will be paid monthly in arrears in six equal installments on the coupon payment dates listed below:
April 23, 2012
May 21, 2012
June 21, 2012
July 23, 2012
August 21, 2012
September 21, 2012

Installments

For the Notes linked to the common stock of Joy Global Inc., each installment will equal 0.5167% - 0.6833% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of Apple Inc., each installment will equal 0.4583% - 0.6250% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of Cree, Inc., each installment will equal 0.6917% - 0.9000% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of Gilead Sciences, Inc., each installment will equal 0.4875% - 0.6542% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of Advanced Micro Devices, Inc., each installment will equal 0.5625% - 0.7708% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of Whole Foods Market, Inc., each installment will equal 0.5500% - 0.7167% of the Face Amount (to be determined on the Trade Date).

Payment at Maturity (per Note) [4]

If the Final Price of the relevant Reference Underlying is greater than or equal to the applicable Conversion Price, Deutsche Bank AG will pay you a cash payment on the Maturity Date (in addition to the final Coupon Payment) equal to the Face Amount per Note.

If the Final Price of the relevant Reference Underlying is less than the applicable Conversion Price, Deutsche Bank AG will deliver to you a number of shares of the applicable Reference Underlying equal to the Share Delivery Amount per Note (subject to adjustments in the case of certain corporate events as described in the accompanying product supplement).

Under these circumstances, the shares of the relevant Reference Underlying delivered as the Share Delivery Amount at maturity are expected to be worth less than your initial investment or may have no value at all.

Initial Price	The Closing Price of one share of the relevant Reference Underlying on the Trade Date

Final Price	The Closing Price of the relevant Reference Underlying on the Final Valuation Date

Conversion Price

For the Notes linked to the common stock of Joy Global Inc., 80% of the Initial Price.

For the Notes linked to the common stock of Apple Inc., 90% of the Initial Price.

For the Notes linked to the common stock of Cree, Inc., 70% of the Initial Price.

For the Notes linked to the common stock of Gilead Sciences, Inc., 85% of the Initial Price.

For the Notes linked to the common stock of Advanced Micro Devices, Inc., 80% of the Initial Price.

For the Notes linked to the common stock of Whole Foods Market, Inc., 90% of the Initial Price.

Share Delivery Amount[4]

A number of shares of the applicable Reference Underlying equal to (1) the Face Amount per Note divided by (2) the Conversion Price, as determined on the Trade Date, subject to adjustments in the case of certain corporate events as described in the accompanying product supplement.

Closing Price

On any scheduled trading day, the last reported sale price of the relevant Reference Underlying on the relevant exchange, as determined by the calculation agent multiplied by the relevant Share Adjustment Factor.

Share Adjustment Factor

Initially 1.0 for each Reference Underlying, subject to adjustment for certain actions affecting each Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR INITIAL INVESTMENT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER.

[1]

In the event that we make any change to the expected Trade Date and Settlement Date, the Coupon Payment Dates, Final Valuation Date and Maturity Date may be changed so that the stated term of the Notes remains the same.

[2]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[3]	In the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.
[4]

If you receive the Share Delivery Amount at maturity, we will pay cash in lieu of delivering any fractional shares in an amount equal to that fraction multiplied by the closing price of the Reference Underlying on the Final Valuation Date.

Investment Timeline

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to an investment in each Note offered hereby are summarized below, and we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes offered hereby.

♦

YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Notes differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full initial investment of the Notes at maturity. We will only pay you the Face Amount of your Notes in cash if the Final Price of the Reference Underlying is greater than or equal to the Conversion Price and only at maturity. If the Final Price of the Reference Underlying is below the Conversion Price, we will deliver to you a number of shares of the applicable Reference Underlying equal to the Share Delivery Amount for each Note that you own instead of the Face Amount in cash. Therefore, if the Final Price of an applicable Reference Underlying is below the Conversion Price, you will be exposed on a leveraged basis to any such decline below the Conversion Price. For example, if the Conversion Price is 80% of the Initial Price and the Final Price is less than the Conversion Price, you will lose 1.25% of your $1,000 Face Amount per Note at maturity for each additional 1.00% that the Final Price is less than the Conversion Price. If you receive shares of the Reference Underlying at maturity, the value of those shares is expected to be less than the initial investment of the Notes or may have no value at all.

♦

YOU SHOULD NOT EXPECT TO PARTICIPATE IN ANY APPRECIATION IN THE PRICE OF THE REFERENCE UNDERLYING — You will not participate in any appreciation in the price of the Reference Underlying, and you will receive only the Face Amount per Note (excluding any Coupon Payment) if the Final Price is greater than the Initial Price. If the Final Price is less than the Conversion Price, we will deliver to you shares of the Reference Underlying at Maturity which is expected to be less than the Face Amount as of the Maturity Date. Therefore, your return on the Notes as of the Maturity Date is expected to be limited to the coupons paid and may be less than your return would be on a direct investment in the Reference Underlying.

♦

CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the Reference Underlying is above the Conversion Price.

♦

HIGHER COUPON RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Reference Underlying reflects a higher expectation as of the Trade Date that the price of such Reference Underlying could close below the Conversion Price on the Final Valuation Date of the Notes. This greater expected risk will generally be reflected in a higher Coupon Rate for the Notes. However, while the Coupon Rate is set on the Trade Date, the Reference Underlying’s volatility can change significantly over the term of the Notes. The price of the Reference Underlying could fall sharply, which could result in a significant loss of your initial investment.

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Notes are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including Coupon Payments and any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Notes, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying may bear little relation to the historical prices of the relevant Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Reference Underlying.

♦

INVESTING IN THE NOTES IS NOT THE SAME AS INVESTING IN THE REFERENCE UNDERLYING — The return on your Notes may not reflect the return you would realize if you directly invested in the Reference Underlying. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlying would have.

♦

SINGLE STOCK RISK — Each Note is linked to the common stock of a single Reference Underlying. The price of a Reference Underlying can rise or fall sharply due to factors specific to that Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the Reference Underlying Issuer with the SEC.

♦

IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR NOTES MAY NOT CHANGE IN THE SAME MANNER — Your Notes may trade quite differently from the Reference Underlying. Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your Notes.

♦

THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Share Adjustment Factor, the Share Delivery Amount and the Payment at Maturity in the case of certain corporate events. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes may be materially and adversely affected.

♦

IN SOME CIRCUMSTANCES, YOU MAY RECEIVE THE COMMON STOCK OF ANOTHER COMPANY AND NOT THE REFERENCE UNDERLYING AT MATURITY — Following certain corporate events relating to the respective issuer of the Reference Underlying where such issuer is not the surviving entity, you may receive the common stock of a successor to the respective issuers of the Reference Underlyings (each, a “Reference Underlying Issuer”) or any cash or any other assets distributed to holders of the Reference Underlying in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “Description of Notes — Anti-Dilution

Adjustments for Common Stock” in the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity you will receive an amount in cash from Deutsche Bank AG equal to the Face Amount per Note unless the Final Price of the Reference Underlying is less than the Conversion Price.

♦

THERE IS NO AFFILIATION BETWEEN THE REFERENCE UNDERLYING ISSUERS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the Reference Underlying Issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the Reference Underlying Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlying and the Reference Underlying Issuers. You, as an investor in the Notes, should make your own investigation into the Reference Underlying and the Reference Underlying Issuer. None of the Reference Underlying Issuers is involved in the Notes offered hereby in any way and none of them has any obligation of any sort with respect to your Notes. None of the Reference Underlying Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

THE NOTES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity described in this free writing prospectus is based on your entire initial investment, the original Issue Price of the Notes includes the agents’ commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Notes from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a significant loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES — The Notes will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Notes in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Notes.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — We expect that, generally, the stock price of the Reference Underlying, volatility of the Reference Underlying, factors specific to the issuer of the Reference Underlying, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Notes more than any other single factor. However, the value of the Notes will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Notes;

♦	the market price and dividend rates of the Reference Underlying and the stock market generally;

♦	interest rates and yields in the market generally and in the markets of the Reference Underlying;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Notes; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE NOTES — We or one or more of our affiliates may hedge our exposure from the Notes by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the Notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Notes declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Notes. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the Notes.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE FINAL PRICE OF THE REFERENCE UNDERLYING AND THE VALUE OF THE NOTES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Reference Underlying to which the Notes are linked.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the Reference Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Reference Underlying, may adversely affect the market price of the Reference Underlying and therefore, the value of the Notes.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Reference Underlying, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Notes. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Price of the Reference Underlying and Payment at

Maturity based on the Closing Price of the Reference Underlying in the market. The calculation agent can postpone the determination of the Final Price of the Reference Underlying or the Maturity Date if a market disruption event occurs on the Final Valuation Date. In addition, the calculation agent retains a degree of discretion about certain adjustments to the Share Adjustment Factor and the Share Delivery Amount upon the occurrence of certain corporate events.

♦

THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN — There is no controlling legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as Put Options secured by Deposits. If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of ownership and disposition of the Notes could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Notes?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following table and hypothetical examples below illustrate the Payment at Maturity for a hypothetical range of performance of the Reference Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Underlying relative to its Initial Price. We cannot predict the Final Price of the relevant Reference Underlying. You should not take these examples as an indication or assurance of the expected performance of the relevant Reference Underlying. You should consider carefully whether the Notes are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity per Note on a hypothetical offering of Notes based on the following assumptions*:

Term:	6 months
Hypothetical coupon rate per annum**:	6.00% (or $5.00 per month)
Hypothetical total coupon payable**:	3.00% (or $30.00 over the term of the Notes)
Hypothetical Initial Price:	$50.00 per share
Hypothetical Conversion Price:	$40.00 (80.00% of the hypothetical Initial Price)
Hypothetical Share Delivery Amount:	25 shares per Note ($1,000 / Conversion Price of $40.00)
Face Amount:	$1,000 per Note
Dividend yield on the Reference Underlying***:	1.00% of the Initial Price (based on 2.00% per annum)

*	Actual Coupon Rate with respect to the Coupon Payments, Initial Price, Conversion Price and Share Delivery Amount with respect to each Note to be set on the Trade Date.
**	Coupon payments will be paid monthly in arrears during the term of the Notes on an unadjusted basis.
***	Assumed dividend yield to be received by holders of the Reference Underlying during the term of the Notes. The hypothetical dividend yield is used for illustrative purposes only and is not an indication of the dividend history or future dividend payments on the Reference Underlying. Holders of the Notes will not be entitled to any dividend payments made on the Reference Underlying.

Scenario 1: The Final Price of the Reference Underlying is equal to or greater than the hypothetical Conversion Price of $40.00.

Since the Final Price of the Reference Underlying is not less than the hypothetical Conversion Price of $40.00, Deutsche Bank AG will pay you at maturity a cash payment equal to the Face Amount of the Notes. This investment would outperform an investment in the Reference Underlying if the price appreciation of the Reference Underlying (plus dividends, if any) is less than 3.00% at maturity (based on a Coupon Rate of 6.00% per annum for 6 months).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $50.00 (no change in the price of the Reference Underlying):

Payment at Maturity:	$1,000.00
Coupons:	$30.00	($5.00 × 6 = $30.00)
Total:	$1,030.00
Total return on the Notes:	3.00%

In this example, the total return on the Notes is 3.00% while the total return on the Reference Underlying would be 1.00% if you invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $65.00 (an increase of 30.00%):

Payment at Maturity:	$1,000.00
Coupons:	$30.00	($5.00 × 6 = $30.00)
Total:	$1,030.00
Total return on the Notes:	3.00%

In this example, the total return on the Notes is 3.00%, which is less than the total return of 31.00% you would have received if you had invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $45.00 (a decline of 10.00%):

Payment at Maturity:	$1,000.00
Coupons:	$30.00	($5.00 × 6 = $30.00)
Total:	$1,030.00
Total return on the Notes:	3.00%

In this example, the total return on the Notes is 3.00% while the total return on the Reference Underlying would be a loss of 9.00% if you invested in the Reference Underlying directly (including dividends).

Scenario 2: The Final Price of the Reference Underlying is less than the hypothetical Conversion Price of $40.00.

Since the Final Price of the Reference Underlying is less than the hypothetical Conversion Price of $40.00, Deutsche Bank AG will deliver to you at maturity a number of shares of the Reference Underlying equal to the Share Delivery Amount for every $1,000 Face Amount of Notes you hold and will pay cash at the closing price of the Reference Underlying on the Final Valuation Date for any fractional shares included in the Share Delivery Amount. The value of shares received at maturity and the total return on the Notes at that time depends on the Closing Price of the Reference Underlying on the Maturity Date, and could result in a loss of some or all of your initial investment.

If the Closing Price of the Reference Underlying on the Maturity Date is $25.00 (a decline of 50.00%):

Value on the Maturity Date of shares of the Reference Underlying received:	$625.00	(25 shares × $25.00)
Coupons:	$30.00	($5.00 × 6 = $30.00)
Total:	$655.00
Total return on the Notes:	-34.50%

In this example, the total return on the Notes is a loss of 34.50% while the total return on the Reference Underlying would be a loss of 49.00% if you invested in the Reference Underlying directly (including dividends).

Reference Underlying		The Hypothetical Final Price Is Greater Than or Equal to the Hypothetical Conversion Price		The Hypothetical Final Price Is Less Than the Hypothetical Conversion Price
Hypothetical Final Price	Stock Price Return	Total Payment at Maturity + Coupon Payments(1)	Total Return on the Notes at Maturity(2)	Value of the Share Delivery Amount(3)	Value of Share Delivered at Maturity + Coupon Payments(4)	Total Return on the Notes at Maturity(2)
$75.00	50.00%	$1,030.00	3.00%	N/A	N/A	N/A
$72.50	45.00%	$1,030.00	3.00%	N/A	N/A	N/A
$70.00	40.00%	$1,030.00	3.00%	N/A	N/A	N/A
$67.50	35.00%	$1,030.00	3.00%	N/A	N/A	N/A
$65.00	30.00%	$1,030.00	3.00%	N/A	N/A	N/A
$62.50	25.00%	$1,030.00	3.00%	N/A	N/A	N/A
$60.00	20.00%	$1,030.00	3.00%	N/A	N/A	N/A
$57.50	15.00%	$1,030.00	3.00%	N/A	N/A	N/A
$55.00	10.00%	$1,030.00	3.00%	N/A	N/A	N/A
$52.50	5.00%	$1,030.00	3.00%	N/A	N/A	N/A
$50.00	0.00%	$1,030.00	3.00%	N/A	N/A	N/A
$47.50	-5.00%	$1,030.00	3.00%	N/A	N/A	N/A
$45.00	-10.00%	$1,030.00	3.00%	N/A	N/A	N/A
$42.50	-15.00%	$1,030.00	3.00%	N/A	N/A	N/A
$40.00	-20.00%	$1,030.00	3.00%	N/A	N/A	N/A
$37.50	-25.00%	N/A	N/A	$937.50	$967.50	-3.25%
$35.00	-30.00%	N/A	N/A	$875.00	$905.00	-9.50%
$32.50	-35.00%	N/A	N/A	$812.50	$842.50	-15.75%
$30.00	-40.00%	N/A	N/A	$750.00	$780.00	-22.00%
$27.50	-45.00%	N/A	N/A	$687.50	$717.50	-28.25%
$25.00	-50.00%	N/A	N/A	$625.00	$655.00	-34.50%
$20.00	-60.00%	N/A	N/A	$500.00	$530.00	-47.00%
$15.00	-70.00%	N/A	N/A	$375.00	$405.00	-59.50%
$10.00	-80.00%	N/A	N/A	$250.00	$280.00	-72.00%
$5.00	-90.00%	N/A	N/A	$125.00	$155.00	-84.50%
$0.00	-100.00%	N/A	N/A	$0.00	$30.00	-97.00%

(1)	Payment consists of the Face Amount plus hypothetical Coupon Payments of 6.00% per annum (or 3.00% over the term of the Notes).
(2)	The total return on the Notes at maturity includes hypothetical Coupon Payments of 6.00% per annum (or 3.00% over the term of the Notes).
(3)

The value of the Share Delivery Amount consists of the shares included in the Share Delivery Amount multiplied by the closing price of the Reference Underlying on the Maturity Date. If you receive the Share Delivery Amount at maturity, we will pay cash in lieu of delivering any fractional shares in an amount equal to that fraction multiplied by the closing price of the Reference Underlying on the Final Valuation Date. For purposes of this hypothetical return table, the Closing Price of one share of the Reference Underlying on the Maturity Date is deemed to be the same as the Hypothetical Final Price as of the Final Valuation Date.

(4)

The actual value of the payment consists of the market value of a number of shares of the Reference Underlying equal to the Share Delivery Amount, valued and delivered as of the Maturity Date with fractional shares paid in cash at the Final Price, plus the Coupon Payments received during the term of the Notes.

Information about the Reference Underlyings

All disclosures contained in this free writing prospectus regarding each Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Underlying contained in this free writing prospectus. You should make your own investigation into each Reference Underlying.

Included on the following pages is a brief description of each Reference Underlying Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. Each of the Reference Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Reference Underlying Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Reference Underlying Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Joy Global Inc.

According to publicly available information, Joy Global Inc. is a manufacturer and servicer of mining equipment for the extraction of coal and other minerals and ores. Information filed by Joy Global Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09299, or its CIK Code: 0000801898. The common stock of Joy Global Inc. is traded on the New York Stock Exchange under the symbol “JOY.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Joy Global Inc., based on daily closing prices for Joy Global Inc., as reported by Bloomberg. Joy Global Inc.’s closing price on March 12, 2012 was $78.73. The actual Initial Price will be the closing price of Joy Global Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$54.83	$41.09	$42.90
4/1/2007	6/30/2007	$61.30	$43.60	$58.33
7/1/2007	9/30/2007	$64.38	$42.93	$50.86
10/1/2007	12/31/2007	$67.24	$49.55	$65.82
1/1/2008	3/31/2008	$70.55	$52.71	$65.16
4/1/2008	6/30/2008	$88.18	$68.66	$75.83
7/1/2008	9/30/2008	$77.07	$38.71	$45.14
10/1/2008	12/31/2008	$37.24	$15.21	$22.89
1/1/2009	3/31/2009	$27.21	$15.75	$21.30
4/1/2009	6/30/2009	$41.36	$22.32	$35.72
7/1/2009	9/30/2009	$49.54	$31.14	$48.94
10/1/2009	12/31/2009	$58.84	$45.16	$51.57
1/1/2010	3/31/2010	$60.96	$44.47	$56.59
4/1/2010	6/30/2010	$63.70	$45.76	$50.09
7/1/2010	9/30/2010	$70.83	$50.59	$70.32
10/1/2010	12/31/2010	$87.59	$68.50	$86.75
1/1/2011	3/31/2011	$101.60	$85.09	$98.81
4/1/2011	6/30/2011	$102.36	$83.37	$95.24
7/1/2011	9/30/2011	$100.32	$62.38	$62.38
10/1/2011	12/30/2011	$92.07	$60.49	$74.97
1/1/2012	3/12/2012*	$95.71	$76.05	$78.73

*	As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period through March 12, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Joy Global Inc.’s common stock from March 12, 2007 through March 12, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Conversion Price equal to 80% of $78.73, which was the closing price of Joy Global Inc.’s common stock on March 12, 2012. The actual Initial Price and Conversion Price will be determined on the Trade Date.

Apple Inc.

According to publicly available information, Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. Information filed by Apple Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-10030, or its CIK Code: 0000320193. The common stock of Apple Inc. is traded on the NASDAQ Global Select Market under the symbol “AAPL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Apple Inc., based on daily closing prices for Apple Inc., as reported by Bloomberg. Apple Inc.’s closing price on March 12, 2012 was $552.00. The actual Initial Price will be the closing price of Apple Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$97.13	$6.56	$92.91
4/1/2007	6/30/2007	$125.09	$90.24	$122.04
7/1/2007	9/30/2007	$158.45	$117.05	$153.54
10/1/2007	12/31/2007	$199.83	$153.76	$198.08
1/1/2008	3/31/2008	$194.97	$119.15	$143.50
4/1/2008	6/30/2008	$189.96	$147.14	$167.44
7/1/2008	9/30/2008	$179.69	$100.10	$113.66
10/1/2008	12/31/2008	$111.04	$80.49	$85.35
1/1/2009	3/31/2009	$112.71	$78.20	$105.12
4/1/2009	6/30/2009	$144.67	$115.00	$142.43
7/1/2009	9/30/2009	$186.15	$135.40	$185.37
10/1/2009	12/31/2009	$211.64	$184.88	$210.86
1/1/2010	3/31/2010	$235.97	$192.00	$234.93
4/1/2010	6/30/2010	$274.16	$235.86	$251.53
7/1/2010	9/30/2010	$292.46	$240.16	$283.75
10/1/2010	12/31/2010	$325.47	$278.64	$322.56
1/1/2011	3/31/2011	$363.13	$326.72	$348.45
4/1/2011	6/30/2011	$353.10	$315.32	$335.67
7/1/2011	9/30/2011	$413.45	$343.23	$381.18
10/1/2011	12/30/2011	$422.24	$363.50	$405.00
1/1/2012	3/12/2012*	$552.00	$411.23	$552.00

*	As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period through March 12, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Apple Inc.’s common stock from March 12, 2007 through March 12, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Conversion Price equal to 90% of $552.00, which was the closing price of Apple Inc.’s common stock on March 12, 2012. The actual Initial Price and Conversion Price will be determined on the Trade Date.

Cree, Inc.

According to publicly available information, Cree, Inc. develops and manufactures semiconductor materials and devices primarily based on silicon carbide, gallium nitride and related compounds. Information filed by Cree, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-21154, or its CIK Code: 0000895419. The common stock of Cree, Inc. is traded on the NASDAQ Global Select Market under the symbol “CREE.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Cree, Inc., based on daily closing prices for Cree, Inc., as reported by Bloomberg. Cree, Inc.’s closing price on March 12, 2012 was $28.96. The actual Initial Price will be the closing price of Cree, Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$41.99	$10.21	$16.46
4/1/2007	6/30/2007	$27.41	$16.54	$25.85
7/1/2007	9/30/2007	$34.32	$23.73	$31.10
10/1/2007	12/31/2007	$29.60	$20.98	$27.47
1/1/2008	3/31/2008	$34.91	$24.45	$27.96
4/1/2008	6/30/2008	$31.77	$22.47	$22.81
7/1/2008	9/30/2008	$28.75	$17.26	$22.78
10/1/2008	12/31/2008	$22.75	$13.13	$15.87
1/1/2009	3/31/2009	$25.40	$16.11	$23.53
4/1/2009	6/30/2009	$31.55	$25.47	$29.39
7/1/2009	9/30/2009	$38.40	$27.09	$36.75
10/1/2009	12/31/2009	$56.37	$34.60	$56.37
1/1/2010	3/31/2010	$71.72	$54.01	$70.22
4/1/2010	6/30/2010	$82.85	$60.03	$60.03
7/1/2010	9/30/2010	$75.63	$48.72	$54.29
10/1/2010	12/31/2010	$72.05	$48.74	$65.89
1/1/2011	3/31/2011	$69.20	$42.90	$46.16
4/1/2011	6/30/2011	$46.44	$32.54	$33.59
7/1/2011	9/30/2011	$37.11	$25.98	$25.98
10/1/2011	12/30/2011	$31.00	$20.35	$22.04
1/1/2012	3/12/2012*	$31.30	$21.69	$28.96

*	As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period through March 12, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Cree, Inc.’s common stock from March 12, 2007 through March 12, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Conversion Price equal to 70% of $28.96, which was the closing price of Cree, Inc.’s common stock on March 12, 2012. The actual Initial Price and Conversion Price will be determined on the Trade Date.

Gilead Sciences, Inc.

According to publicly available information, Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes medicines. Information filed by Gilead Sciences, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-21154, or its CIK Code: 0000882095. The common stock of Gilead Sciences, Inc. is traded on the NASDAQ Global Select Market under the symbol “GILD.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Gilead Sciences, Inc., based on daily closing prices for Gilead Sciences, Inc., as reported by Bloomberg. Gilead Sciences, Inc.’s closing price on March 12, 2012 was $46.16. The actual Initial Price will be the closing price of Gilead Sciences, Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$38.26	$6.64	$38.25
4/1/2007	6/30/2007	$42.11	$38.35	$38.77
7/1/2007	9/30/2007	$41.87	$35.67	$40.87
10/1/2007	12/31/2007	$47.74	$41.21	$46.01
1/1/2008	3/31/2008	$52.88	$42.92	$51.53
4/1/2008	6/30/2008	$56.64	$49.96	$52.95
7/1/2008	9/30/2008	$57.10	$42.44	$45.58
10/1/2008	12/31/2008	$52.18	$37.47	$51.14
1/1/2009	3/31/2009	$52.80	$43.71	$46.32
4/1/2009	6/30/2009	$48.37	$41.44	$46.84
7/1/2009	9/30/2009	$49.81	$44.24	$46.58
10/1/2009	12/31/2009	$47.49	$42.55	$43.28
1/1/2010	3/31/2010	$49.45	$43.26	$45.48
4/1/2010	6/30/2010	$46.35	$32.91	$34.28
7/1/2010	9/30/2010	$36.51	$31.86	$35.61
10/1/2010	12/31/2010	$40.33	$35.36	$36.24
1/1/2011	3/31/2011	$42.66	$36.58	$42.44
4/1/2011	6/30/2011	$42.81	$38.84	$41.41
7/1/2011	9/30/2011	$43.21	$35.34	$38.80
10/1/2011	12/30/2011	$42.79	$36.26	$40.93
1/1/2012	3/12/2012*	$56.03	$41.86	$46.16

*	As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period through March 12, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Gilead Sciences, Inc.’s common stock from March 12, 2007 through March 12, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Conversion Price equal to 85% of $46.16, which was the closing price of Gilead Sciences, Inc.’s common stock on March 12, 2012. The actual Initial Price and Conversion Price will be determined on the Trade Date.

Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. is a global semiconductor company. Information filed by Advanced Micro Devices, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-07882, or its CIK Code: 0000002488. The common stock of Advanced Micro Devices, Inc. is traded on the New York Stock Exchange under the symbol “AMD.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Advanced Micro Devices, Inc., based on daily closing prices for Advanced Micro Devices, Inc., as reported by Bloomberg. Advanced Micro Devices, Inc.’s closing price on March 12, 2012 was $7.50. The actual Initial Price will be the closing price of Advanced Micro Devices, Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$42.10	$3.20	$13.06
4/1/2007	6/30/2007	$15.59	$12.71	$14.30
7/1/2007	9/30/2007	$15.84	$11.64	$13.20
10/1/2007	12/31/2007	$14.55	$7.14	$7.50
1/1/2008	3/31/2008	$8.00	$5.53	$5.89
4/1/2008	6/30/2008	$7.78	$5.44	$5.83
7/1/2008	9/30/2008	$6.34	$4.14	$5.25
10/1/2008	12/31/2008	$4.59	$1.80	$2.16
1/1/2009	3/31/2009	$3.56	$2.00	$3.05
4/1/2009	6/30/2009	$4.82	$3.31	$3.87
7/1/2009	9/30/2009	$6.08	$3.36	$5.66
10/1/2009	12/31/2009	$9.91	$4.60	$9.68
1/1/2010	3/31/2010	$9.71	$7.19	$9.27
4/1/2010	6/30/2010	$10.16	$7.17	$7.32
7/1/2010	9/30/2010	$8.21	$5.61	$7.11
10/1/2010	12/31/2010	$8.24	$6.82	$8.18
1/1/2011	3/31/2011	$9.44	$7.48	$8.60
4/1/2011	6/30/2011	$9.10	$6.89	$6.99
7/1/2011	9/30/2011	$7.75	$5.08	$5.08
10/1/2011	12/30/2011	$5.95	$4.53	$5.40
1/1/2012	3/12/2012*	$7.59	$5.43	$7.50

*	As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period through March 12, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Advanced Micro Devices, Inc.’s common stock from March 12, 2007 through March 12, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Conversion Price equal to 80% of $7.50, which was the closing price of Advanced Micro Devices, Inc.’s common stock on March 12, 2012. The actual Initial Price and Conversion Price will be determined on the Trade Date.

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. is a natural and organic foods supermarket. Information filed by Whole Foods Market, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-19797, or its CIK Code: 0000865436. The common stock of Whole Foods Market, Inc. is traded on the NASDAQ Global Select Market under the symbol “WFM.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Whole Foods Market, Inc., based on daily closing prices for Whole Foods Market, Inc., as reported by Bloomberg. Whole Foods Market, Inc.’s closing price on March 12, 2012 was $83.80. The actual Initial Price will be the closing price of Whole Foods Market, Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$77.08	$17.78	$44.85
4/1/2007	6/30/2007	$47.91	$38.16	$38.30
7/1/2007	9/30/2007	$49.74	$36.00	$48.96
10/1/2007	12/31/2007	$53.20	$39.74	$40.80
1/1/2008	3/31/2008	$41.74	$30.65	$32.97
4/1/2008	6/30/2008	$34.98	$22.72	$23.69
7/1/2008	9/30/2008	$24.02	$17.84	$20.03
10/1/2008	12/31/2008	$18.00	$8.19	$9.44
1/1/2009	3/31/2009	$18.88	$9.29	$16.80
4/1/2009	6/30/2009	$22.70	$17.20	$18.98
7/1/2009	9/30/2009	$30.49	$17.18	$30.49
10/1/2009	12/31/2009	$34.19	$25.30	$27.45
1/1/2010	3/31/2010	$36.94	$27.22	$36.15
4/1/2010	6/30/2010	$42.50	$35.02	$36.02
7/1/2010	9/30/2010	$40.15	$34.19	$37.11
10/1/2010	12/31/2010	$51.35	$34.57	$50.59
1/1/2011	3/31/2011	$66.73	$48.10	$65.90
4/1/2011	6/30/2011	$66.73	$53.98	$63.45
7/1/2011	9/30/2011	$72.10	$54.00	$65.31
10/1/2011	12/30/2011	$74.20	$62.44	$69.58
1/1/2012	3/12/2012*	$83.87	$69.64	$83.80

*	As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period through March 12, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Whole Foods Market, Inc.’s common stock from March 12, 2007 through March 12, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Conversion Price equal to 90% of $83.80, which was the closing price of Whole Foods Market, Inc.’s common stock on March 12, 2012. The actual Initial Price and Conversion Price will be determined on the Trade Date.

What Are the Tax Consequences of an Investment in the Notes?

Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Notes. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat a Note for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the applicable Reference Underlying, secured by a cash deposit equal to the Issue Price of the Note (the “Deposit”), which will bear an annual yield based on our cost of borrowing, as shown below. Our special tax counsel has advised, however, that they are unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your Notes. If this treatment is respected, only a portion of each Coupon Payment will be attributable to interest on the Deposit; the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”), as shown below (on an annual basis):

Reference Underlying	Coupon Rate per Annum (to be determined on the Trade Date)	Interest on Deposit per Annum (to be determined on the Trade Date)	Put Premium per Annum (to be determined on the Trade Date)
Joy Global Inc.	6.20% - 8.20%	%	%
Apple Inc.	5.50% - 7.50%	%	%
Cree, Inc.	8.30% - 10.80%	%	%
Gilead Sciences, Inc.	5.85% - 7.85%	%	%
Advanced Micro Devices, Inc.	6.75% - 9.25%	%	%
Whole Foods Market, Inc.	6.60% - 8.60%	%	%

Under this treatment, if you purchase the Notes at issuance for their Issue Price, (a) interest on the Deposit will be taxed as ordinary interest income, while the Put Premium will not be taken into account prior to the sale, exchange or maturity of the Notes, (b) if at maturity you receive cash equal to the Face Amount of your Notes and the final Coupon Payment, you will recognize short-term capital gain in an amount equal to the total Put Premium received, and (c) if at maturity you receive shares of the Reference Underlying, you generally will not recognize gain or loss with respect to the Put Premium or the Reference Underlying received; instead the total Put Premium will reduce your aggregate basis in the Reference Underlying.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Notes.

For a discussion of certain German tax considerations relating to the Notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of 1.00% of the Face Amount per Note. We will agree that UBS Financial Services Inc. may sell all or part of the Notes that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Notes, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.